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                                                                  EXHIBIT 10.24


                        THE HOUSTON EXPLORATION COMPANY
                      1999 NON-QUALIFIED STOCK OPTION PLAN


                                   ARTICLE I

                                      PLAN

                  Section 1.1 Purpose. This Plan is for non-employee directors of the Company and employees, consultants and advisors of the Company and its Affiliates, other than officers who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue as directors or in the employ of the Company or any of its Affiliates.

                  Section 1.2 Effective Date of Plan. This Plan is effective October 26, 1999 (the "Effective Date"). No Option shall be granted pursuant to this Plan after October 26, 2009.

                                   ARTICLE II

                                  DEFINITIONS

                  The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

                  "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  "Board" means the board of directors of the Company.

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                  "Change of Control" means:

                           (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership of 20 percent or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) hereof; or

                           (ii) the individuals, who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (iii) the consummation after the Effective Date of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") unless, in each case, following such Corporate Transaction, (A) (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be,
         (B) no Person (excluding (1) any corporation resulting form such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from

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         such Corporate Transaction and (2) any Person approved by the
         Incumbent Board) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction.

                  "Committee" means the Compensation Committee of the Board or such other committee designated by the Board. The Committee shall be comprised solely of at least two members who are Outside Directors.

                  "Company" means The Houston Exploration Company, a Delaware corporation.

                  "Disability" means a physical or mental infirmity which, in the opinion of a physician selected by the Committee, shall prevent the Employee from earning a reasonable livelihood with the Company or any Affiliate and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Employee was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addition to narcotics; and (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Employee receives a military pension.

                  "Employee" means an employee of the Company or any Affiliate.

                  "Fair Market Value" of the Stock as of any date means (a) the closing sales price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) as reported on the Nasdaq Stock Market; or (c) if the Stock is not listed on the Nasdaq Stock Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) an amount as determined by the Committee in its sole discretion.

                  "Non-Employee Director" means a member of the Board of Directors who is not an employee, consultant or advisor of the Company or its subsidiaries.

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                  "Option" means a nonqualified option granted under this Plan to purchase shares of Stock.

                  "Option Agreement" means the written agreement which sets out the terms of an Option.

                  "Optionee" means a person who is granted an Option under this Plan.

                  "Outside Director" means a member of the Board of Directors serving on the Committee who satisfies the criteria of Section 162(m) of the Internal Revenue Code of 1986, as amended.

                  "Plan" means The Houston Exploration Company 1999 Nonqualified Stock Option Plan, as set out in this document and as it may be amended from time to time.

                  "Stock" means the common stock of the Company, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

                                  ARTICLE III

                                  ELIGIBILITY

                  The individuals who shall be eligible to receive Options shall be (i) those employees, consultants and advisors of the Company or any of its Affiliates as the Committee shall determine from time to time, but excluding any such individual who is a senior managing officer of the Company, and (ii) those individuals who are Non-Employee Directors; provided, however, that Non- Employee Directors shall be eligible only to receive Options pursuant to Section 5.6.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO OPTIONS

                  Section 4.1 Authority to Grant Options. The Committee may grant to those eligible individuals (other than Non-Employee Directors), as it shall from time to time determine, Options under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option to be granted to an Employee, consultant or advisor of the Company or any of its Affiliates shall be as determined by the Committee. Non-Employee Directors shall automatically receive grants of Options as provided in Section 5.6.


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                  Section 4.2 Dedicated Shares. The total number of shares of
Stock with respect to which Options may be granted under the Plan shall be 400,000 shares of Stock; provided, however, in the event that any outstanding Option shall expire or terminate for any reason other than exercise or any Option is surrendered unexercised, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

                  Section 4.3 Non-Transferability. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by him.

                  Section 4.4 Requirements of Law. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

                  Section 4.5 Changes in the Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this

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Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of such class of Stock as result of the event requiring the adjustment.

                  If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all its assets while unexercised Options remain outstanding under this Plan, (a) subject to the provisions of clause (c) below, after the effective time of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised; (b) the Committee shall waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full; and (c) all outstanding Options may be canceled by the Committee as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Committee preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Committee may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration and the method of choosing which Options may be exercised, and the number of shares of Stock for such Options may be exercised, shall be solely within the discretion of the Committee.

                  The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

                  Section 4.6 Changes of Control. In the event of a Change of Control, the Committee may, in its discretion, at the time an Option is granted or any time thereafter: (i) provide

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for the acceleration of any time period relating to the exercise of the Option,
(ii) provide for the purchase of the Option upon the Optionee's request for an amount of cash or other property that could have been received upon the exercise of the Option had the Option been then currently exercisable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the Change of Control, (iv) cause the Option to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Committee may consider equitable and in the best interest of the Company. Any transaction described in this Section that is approved by the Committee will be effective only if a committee of the Board that is composed solely of two or more Non-Employee Directors approves of the transaction, unless the transaction would not otherwise subject the Optionee to potential liability under Section 16(b) of the Securities Exchange of 1934, as amended.

                                   ARTICLE V

                                    OPTIONS

                  Section 5.1 Option Price. The price at which Stock may be purchased under an Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted.

                  Section 5.2 Duration of Options. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted.

                  Section 5.3 Amount Exercisable. Except as provided in Section
5.5 below, each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding.


                  Section 5.4 Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, (b) if approved by a Committee, Stock at its Fair Market Value on the date of exercise, and/or any other form of payment which is acceptable to such Committee, or (c) through a "cashless broker" exercise procedure approved by the Company, and specifying the address to which the certificates for the shares are to be mailed. Subject to Section 8.3, as promptly as practicable after receipt of written notification and payment, the Company shall, deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. If shares of Stock are used in payment of the exercise price, the aggregate Fair Market Value of the shares of Stock tendered (which may be a "constructive" tender) must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any

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difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

                  Section 5.5 No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

                  Section  5.6   Director Options.

                  (a) Each individual who becomes a Non-Employee Director upon his or her first election to the Board after the Effective Date shall automatically receive an Option for 5,000 shares of Stock on the date of his or her election as a Non-Employee Director.

                  (b) On September 20 of each year that this Plan is in effect (commencing with September 20, 2000), each individual who is a Non-Employee Director on such date shall automatically receive an Option for 2,000 shares of Stock on such date; provided, however, that if September 20 of any year in which such Option share to be granted falls on a day which is not a business day, such Options shall be granted on the next following business day.

                  (c) Each Option granted to a Non-Employee Director pursuant to this Section 5.6 will be subject to the following provisions:

                           (i) Each such Option shall be fully vested and exercisable on its date of grant; and

                           (ii) Each such Option shall have a term of 10 years from the date the Option is granted; provided, however, that if the Non-Employee Director ceases to serve as a director of the Company for any reason, including death, each such Option shall terminate on the earlier to occur of (A) the first anniversary of the date on which such Non-Employee Director ceased to serve as a director of the Company and the (B) 10th anniversary of the date of grant of such Option.

                  (d) In the event that the number of shares of Stock available for grant under this Plan is insufficient to make all automatic grants provided for in this Section 5.6 on the applicable date, then each Non-Employee Director shall receive an Option for his or her pro rata share of the total number of shares of Stock then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares, and all future grants under this Section 5.6 shall terminate.

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                                   ARTICLE VI

                                 ADMINISTRATION

                  This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                  (a) determine the persons to whom and the time or times at which Options will be made,

                  (b) determine the number of shares and the purchase price of Stock covered in each Option, subject to the terms of the Plan,

                  (c) determine the terms, provisions and conditions of each Option, which need not be identical,

                  (d) accelerate the time at which any outstanding Option may be exercised,

                  (e) define the effect, if any, on an Option of the death, disability, retirement, or termination of employment of the Optionee,

                  (f) prescribe, amend and rescind rules and regulations relating to administration of this Plan, and

                  (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

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                                  ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

                  The Board may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                  Section 8.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Optionee under this Plan. All Optionees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

                  Section 8.2 No Employment Obligation. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Optionee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

                  Section 8.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the employer corporation. If the Optionee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Optionee of the existence of the tax or the amount which the employer corporation will be required to withhold.

                  Section 8.4 Written Agreement. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by a member of the Committee and an officer of the Company on behalf of the Committee and the Company. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

                  Section 8.5 Indemnification of the Committee and the Board of Directors. With respect to administration of this Plan, the Company shall indemnify each present and future member

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of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further action his part to indemnity from the Company for, all expenses (including attorneys' fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board, whether or not he continues to be a member of the Committee and/or the Board at the time of incurring the expenses--including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or of the Board. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee or the Board unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board and shall be in addition to all other rights to which a member of the Committee and the Board may be entitled as a matter of law, contract, or otherwise.

                  Section 8.6 Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

                  Section 8.7 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

                  Section 8.8 Other Compensation Plans. Except as provided below, the adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate. Notwithstanding the foregoing, on and after the Effective Date Non-Employee Directors shall not be eligible to receive option grants under the Company's 1996 Stock Option Plan and this Section 8.8 shall operate as an amendment to that plan.

                  Section 8.9 Other Options. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under this Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

                  Section 8.10 Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the

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arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

                  Section 8.11 Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

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